Exhibit G

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 8, 2007, between LumaSense Technologies, Inc., a Delaware corporation (“Buyer”), and the undersigned shareholder (“Shareholder”) of Mikron Infrared, Inc., a New Jersey corporation (the “Company”).

BACKGROUND

A. Buyer, Red Acquisition Corporation, a New Jersey corporation and a wholly-owned subsidiary of Buyer (“Buyer Sub”), and Company propose to enter into, simultaneously herewith, an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), which provides for, among other things, the merger of Buyer Sub with and into the Company (the “Merger”).

B. Shareholder is the record holder and beneficial owner of the number and type of Securities (as defined below) indicated on Exhibit A hereto.

C. In consideration of the execution of the Merger Agreement by Buyer, Shareholder (in his, her or its capacity as such) has agreed to vote any Shares (as defined below) held by such Shareholder, and to certain other obligations, as set forth herein.

AGREEMENT

The parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “beneficial owner,” “beneficially owned” and correlative terms have the meanings given to them in Exchange Act Rule 13d-3.

(b) “Expiration Date” means the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article IX thereof or (ii) the Effective Time.

(c) “Person” means any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

(d) “Securities” means the Shares and any other securities of the Company (including any options, warrants or other rights to acquire securities of the Company), taken together.

(e) “Shares” means: (i) all voting shares of capital stock of the Company owned beneficially by Shareholder as of the date of this Agreement and (ii) all additional shares of voting capital stock of the Company of which Shareholder acquires beneficial ownership during the period from the date of this Agreement until the Expiration Date.

(f) “Transfer” means any transaction by which a Person directly or indirectly sells, transfers or otherwise disposes of a security or any interest therein.

ARTICLE 2

RESTRICTIONS ON TRANSFER; NO SOLICITATION

2.1 During the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit to be effected any Transfer of any of the Securities, unless the transferee is a party to a Support Agreement or, as a precondition to such Transfer, the transferee shall have executed each of a binding counterpart of this Agreement and a proxy in the form attached hereto as Exhibit B (the “Proxy”). This Section 2.1 shall not prohibit a Transfer upon the death of a Shareholder or a Transfer for estate planning purposes, provided that the transferee is bound as provided above. Any purported Transfer in violation of this Section 2.1 shall be void for all purposes.

2.2 During the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit, or permit the deposit of, any Securities into a voting trust, grant any proxy in respect of the Securities, or enter into any voting agreement or similar arrangement or commitment if any of the foregoing would be in contravention of the obligations of Shareholder under this Agreement with respect to any of the Securities.

2.3 From the date hereof until the Expiration Date, Shareholder shall not, directly or indirectly, through any officer, director or agent of the Company or otherwise, (a) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (b) enter into or maintain or continue discussions or negotiations with any Person in furtherance of such inquiries or to obtain a proposal or offer for a Acquisition Proposal, (c) agree to, approve, endorse or recommend any Acquisition Proposal or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal, or (d) authorize or permit any agent of Shareholder or any of its Affiliates, or any investment banker, financial advisor, attorney, accountant or other representative retained by Shareholder or any of its Affiliates, to take any such action; provided, however, that nothing in this Section 2.3 shall prevent Shareholder, in Shareholder’s capacity as a director or officer of the Company, from engaging in any activity permitted pursuant to Section 7.1 of the Merger Agreement. Shareholder shall, and shall direct or cause Shareholder’s representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal. From the date hereof until the termination of the Merger Agreement, Shareholder shall notify Buyer as promptly as practicable (and in no event later than 48 hours after Shareholder attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding an Acquisition Proposal is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (including material amendments or proposed material amendments).

ARTICLE 3

AGREEMENT TO VOTE OR CONSENT

3.1 During the period from the date of this Agreement through the Expiration Date, at every meeting of the shareholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent in lieu of a meeting of the shareholders of the Company with respect to any of the following matters, Shareholder shall, and shall use its best efforts to cause the holder of record of any Shares owned beneficially by Shareholder to, vote the Shares:

(a) in favor of adoption and approval of the Merger Agreement (as the same may be hereafter amended in accordance with its terms), the approval of the Merger and each other matter or transaction contemplated by the Merger Agreement or any agreement entered into pursuant thereto which may be submitted for the approval of the shareholders of the Company; and

(b) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or any agreements entered into pursuant thereto.

3.2 During the period from the date of this Agreement through the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote in any manner inconsistent with the terms of this Article 3 or give instructions with respect to the voting of Shares in any manner inconsistent with the terms of this Article 3.

ARTICLE 4

IRREVOCABLE PROXY

4.1 Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Buyer, and to use its best efforts to cause the holders of record of Shares owned beneficially by Shareholder to deliver to Buyer, an executed counterpart of the Proxy, which shall be irrevocable to the fullest extent permissible by applicable law, with respect to any Shares held by Shareholder.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

5.1 As of the date hereof (except with respect to permitted transferees that are not parties to this Agreement as of the date hereof) and as of the Closing Date, Shareholder (including any permitted transferee under Section 2.1) hereby represents and warrants to Buyer that:

(a) Shareholder is the owner of the number and type of issued and outstanding Securities set forth on Exhibit A attached hereto, with full power to vote or direct the voting of the Shares set forth on Exhibit A for and on behalf of all beneficial owners of such Shares.

(b) Shareholder holds all of the Securities set forth in Exhibit A free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances other than as provided in this Agreement.

(c) Shareholder does not own beneficially or of record any Securities other than those set forth on Exhibit A attached hereto.

(d) Shareholder has the legal capacity and full power and authority to make, enter into, deliver and carry out the terms of this Agreement and the Proxy.

(e) This Agreement constitutes a valid and binding obligation of Shareholder, and each of this Agreement and the Proxy are enforceable against Shareholder in accordance with their respective terms.

(f) The execution and delivery by Shareholder of this Agreement and the Proxy, and performance by Shareholder of this Agreement, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under, the constitutional documents of Shareholder (if an entity) or any agreement, proxy or other instrument to which Shareholder is a party or by which Shareholder or the Securities set forth on Exhibit A are bound.

(g) No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other Person on the part of Shareholder is required in connection with the valid execution and delivery of this Agreement.

(h) Shareholder has not deposited and has not permitted any entity under Shareholder’s control to deposit any Shares held by Shareholder or such entity in a voting trust or subject any Shares held by Shareholder or such entity to any arrangement or agreement with respect to the voting of such Shares, except for any of the foregoing that would not conflict with the terms of this Agreement and the Proxy.

5.2 Shareholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

ARTICLE 6

TERMINATION

6.1 This Agreement, the Proxy and all obligations of Shareholder hereunder and thereunder shall terminate and be of no further force or effect on the Expiration Date.

ARTICLE 7

GENERAL PROVISIONS

7.1 Subject to applicable law, this Agreement may be amended or supplemented by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Buyer and Shareholder.

7.2 All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one business day after having been dispatched by a nationally recognized overnight courier service or when sent via facsimile (with acknowledgement of complete transmission) to the parties hereto at the following address (or at such other addresses for a party as shall be specified by like notice):

(a)	if to Buyer, to:

LumaSense Technologies, Inc.

3033 Scott Blvd.

Santa Clara, California 95054

Attn: Vivek Joshi

Telephone: (408) 235-3890

Facsimile: (408) 727-1664

with a copy (which shall not constitute notice) to:

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

Attention: Daniel R. Mitz

         Sean M. McAvoy

Facsimile No.: 650.739.3918

Telephone No.: 650.739.3900

(b)	if to Shareholder, at the address set forth on the signature page hereof.

7.3 When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and annex, article, section, paragraph, exhibit and schedule references are references to the annex, articles, sections, paragraphs, exhibits and schedules of this Agreement, unless otherwise specified. The plural of any defined term shall have a meaning correlative to such defined term and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. The headings and captions in this Agreement are for reference only and shall not be used in the construction or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement. No parole evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). The doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the transactions contemplated hereby.

7.4 This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

7.5 This Agreement, the Proxy and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and shall survive any termination of this Agreement, in accordance with its terms, and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder.

7.6 Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written content of the other parties, except to an Affiliate of Buyer. In no event shall such assignment relieve Buyer of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

7.7 Any term or provision of this Agreement that is held by a court of competent jurisdiction or arbitrator to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.

7.8 No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as otherwise provided herein all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.9 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

7.10 The sole jurisdiction, venue and dispute resolution procedure for all disputes, controversies or claims (whether in contract, tort or otherwise) arising out of, relating to or otherwise by virtue of this Agreement, any breach or alleged breach of this Agreement, or the transactions contemplated by this Agreement, shall be the United States Federal Court for the Southern District of New York, and the parties to this Agreement hereby consent to the jurisdiction of such court. Each of the parties agrees that process may be served upon it in the manner specified in Section 7.2 and irrevocably waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

7.11 The parties hereto hereby acknowledge and agree that monetary damages may not be a sufficient remedy for any breach of the provisions of this Agreement. Accordingly, Shareholder agrees that if Shareholder breaches, or threatens to breach, any provision of this Agreement, Buyer will incur irreparable harm, and Buyer will be entitled to have available, in addition to any other right or remedy otherwise available, the right to preliminary and permanent injunctive relief and other equitable relief to prevent or curtail any such breach or threatened breach and to specific performance of any covenant contained herein, in each case without the proof of actual damage or any bond or similar security being posted, in order that the breach or threatened breach of such provisions may be effectively restrained. Shareholder further agrees that Shareholder will not assert as a claim or defense in any action or proceeding to enforce any provision hereof that Buyer has or had an adequate remedy at law. No specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuit of other legal or equitable remedies in the event of a breach or threatened breach of this Agreement.

7.12 EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Signatures begin on the next page]

IN WITNESS WHEREOF, the parties have caused this Support Agreement to be duly executed on the date and year first above written.

LUMASENSE TECHNOLOGIES, INC.

By:	/s/ Vivek Joshi
Name:
Title:

SHAREHOLDER:

/s/ Lawrence C. Karlson
Lawrence C. Karlson

EXHIBIT A

[To be completed by Shareholder]

Securities beneficially owned:

Shares of Common Stock of the Company:	114,500 common shares

Other Securities of the Company:	Option to purchase 12,500 common shares

[Exhibit A to Support Agreement]

EXHIBIT B

IRREVOCABLE PROXY

The undersigned shareholder of Mikron Infrared, Inc., a New Jersey corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the officers and directors of LumaSense Technologies, Inc., a Delaware corporation (“Buyer”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and/or act by written consent and exercise all voting, consent and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the securities of the Company (including, without limitation, all shares of voting capital stock of the Company, including, without limitation, all shares of common stock of the Company) that now are or hereafter may be beneficially owned by the undersigned (collectively, the “Shares”) subject to, and in accordance with the terms of this Irrevocable Proxy. The Shares owned beneficially (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) and of record by the undersigned shareholder of the Company as of the date of this Irrevocable Proxy are listed on Schedule 1 attached hereto. Upon the execution of this Irrevocable Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares regarding the subject matter of this Irrevocable Proxy are hereby revoked, and the undersigned hereby agrees not to grant any subsequent proxies with respect to the subject matter of this Irrevocable Proxy until after the Expiration Date (as defined below).

This Irrevocable Proxy is coupled with an interest and is granted pursuant to the Support Agreement of even date herewith between Buyer and the undersigned shareholder (the “Support Agreement”), and is granted in consideration of Buyer entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), by and among Buyer, the Company and Red Acquisition Corporation (“Red”), which provides for the merger of Red with and into the Company (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (a) such date and time as the Merger Agreement shall have been effectively terminated in accordance with Article IX thereof or (b) the Effective Time (as defined in the Merger Agreement).

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote, or act by written consent with respect to, the Shares, and to exercise all voting, consent and related rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of shareholders of the Company and in every written consent in lieu of any such meeting:

(i) in favor of adoption and approval of the Merger Agreement (as the same may be hereafter amended in accordance with its terms), the approval of the Merger and each other matter or transaction contemplated by the Merger Agreement or any agreements entered into pursuant thereto which may be submitted for the approval of the shareholders of the Company; and

(ii) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or any agreements entered into pursuant thereto.

The attorneys and proxies named above may not exercise this Irrevocable Proxy to vote, consent or act on any other matter except as provided above. The undersigned shareholder of the Company shall retain all rights to vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law. This Irrevocable Proxy shall become effective upon the execution and delivery of the Merger Agreement by each party thereto, and shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Merger Agreement.

[Remainder of Page Intentionally Left Blank]

Dated: February 8, 2007

SHAREHOLDER:

/s/ Lawrence C. Karlson
Lawrence C. Karlson

[Signature Page to Irrevocable Proxy]

Schedule 1

[To be completed by Shareholder]

Securities beneficially owned:

Shares of Common Stock of the Company:	114,500 common shares

Other Securities of the Company:	Option to purchase 12,500 common shares